10f-3 Report

SALOMON BROTHERS INVESTMENT SERIES FUNDS

HIGH YIELD BOND FUND

January 1, 2005 through June 30, 2005



Issuer

Las Vegas Sands Corp.
Tribal Gaming (Mohegan)
Host Marriott
Levi

Trade Date

2/3/2005
2/3/2005
3/3/2005
3/7/2005

Selling Dealer

Goldman Sachs
Bank of America
Goldman Sachs
Bank of America

Price

$99.090
$100.000
$100.000
$100.000

Trade Amount

$6,950,000.00
$4,525,000.00
$2,650,000.00
$1,800,000.00

% Received by Fund

2.780%
3.017%
0.408%
0.474%

% of Issue(1)

16.000%(A)
13.333%(B)
2.718%(C)
3.684%(D)


(1) Represents purchases by all
    affiliated funds and discretionary accounts;
    may not exceed 25% of the principal amount of the offering.

A - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $33,050,000.

B - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $15,475,000.

C - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $15,015,000.

D - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $12,200,000.